UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2011

SOONER HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Oklahoma (State or Other Jurisdiction of Incorporation)	0-18344 (Commission File Number)	73-1275261 (IRS Employer Identification No.)

Long Shan Development Area Han Jiang Town, ShiShi City Fujian, PRC (Address of Principal Executive Offices)	N/A (Zip Code)

86-13505080536
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01    Changes in Registrant’s Certifying Accountant.

(a)           Previous Independent Registered Public Accounting Firm

On February 28, 2011, Sooner Holdings, Inc. (the “Company,” “we,” “us,” or “our”) dismissed Smith, Carney & Co., p.c.(“Smith, Carney”) as our independent registered public accounting firm.

Smith, Carney’s report on our consolidated balance sheets as of September 30, 2010 and 2009, and the related consolidated statements of operations and comprehensive income, stockholders’ equity (deficit) and cash flows for the years then ended, did not contain an adverse opinion, and was not modified as to uncertainty, audit scope or accounting principles.

The decision to change our independent registered public accounting firm was made and approved by our Board of Directors on February 28, 2011.  We do not have a separate audit committee.

During our most recent fiscal years ended September  30, 2010 and 2009, through the subsequent interim period ended December 31, 2010, and further through February 28, 2011, there have been no disagreements with Smith, Carney on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Smith, Carney would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

During our most recent fiscal years ended September 30, 2010 and 2009, through the subsequent interim period ended December 31, 2010, and further through February 28, 2011, Smith, Carney did not advise us on any matter set forth in Item 304(a)(1)(v)(A) through (D) of Regulation S-K.

We have provided our former independent accountant, Smith, Carney with a copy of the disclosures expressed herein and we have requested that Smith, Carney furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such statements.  Smith, Carney's response is attached as Exhibit 16.1.

(b)           New Independent Registered Public Accounting Firm.

On February 28, 2011, we engaged Burr Pilger Mayer, Inc. (“BPM”) to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2011.  During our most recent fiscal years ended September 30, 2010 and 2009, and through the subsequent interim periods ended December 31, 2010, up until their date of engagement, we did not consult with BPM regarding (i) the application of accounting principles to a specific transaction, either completed or contemplated, or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided to us that was an important factor to be considered by us in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).  In connection with the reverse acquisition of Chinese Weituo Technical Limited, we have changed our fiscal year end from September 30, to December 31.

Section 5-Corporate Governance and Management

Item 5.03     Amendments to Articles of Incorporation Or Bylaws; Change In Fiscal Year.

In connection with our reverse acquisition transaction with Chinese Weituo Technical Limited (“Chinese Weituo”), a British Virgin Island company, our board of directors, on February 28, 2011, approved a change of our fiscal year end to December 31, the fiscal year end of our operating company Shishi Feiying Plastic Co., Ltd (“Shishi”).  The foregoing description of the reverse transaction is qualified in its entirety by reference to the Current Report on Form 8-K filed on February 14, 2011 (“Form 8-K”).  Starting with the periodic report for the quarter in which the share exchange was completed, we will file annual and quarterly reports based on December 31 fiscal year end.  Such financial statements will depict the operating results of the Company including the acquisition of Chinese Weituo and its wholly-foreign owned enterprise Shishi.  In reliance on Section III F of the SEC’s Division of Corporate Finance: Frequently Requested Accounting and Financial Reporting Interpretations and Guidance dated March 31, 2001, we do not intend to file a transition report but will file an amendment to update the Form 8-K and to include the audited consolidated financial statements of ShiShi for the year ended December 31, 2010.

 Section 9-Financial Statements and Exhibits

Item 9.01     Financial Statements And Exhibits

(d)           Exhibits

Exhibit No.	Description

16.1	Letter from Smith, Carney & Co., p.c.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sooner Holdings, Inc.
a Oklahoma Corporation

Dated:  February 28, 2011                                                     /s/ Ang Kang Han
Ang Kang Han
President